UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     August 6, 2009

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement

Securities Purchase Agreement

On August 6, 2009, China Architectural Engineering, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with KGE Group, Limited (“KGE Group”) and certain investors pursuant to which the Company agreed to sell an aggregate of 17,000,000 shares (the “Shares”) of its common stock to the investors for $1.65 per share for aggregate gross proceeds of approximately $28 million.

Pursuant to the Purchase Agreement, the Company intends to sell and issue the Shares to the investors on or around September 30, 2009, provided that approval from the stockholders of the Company is obtained prior to the sale and issuance of the Shares.   Under the Purchase Agreement, the Company is required to seek, and use its best efforts to obtain stockholders approval of the sale and issuance of the Shares.  The Company intends to seek stockholder approval for the sale and issuance of the Shares at a special meeting of stockholders.  If stockholder approval is not obtained for the sale and issuance of the Shares, the Shares will not be sold to the investors.

Pursuant to the Purchase Agreement, after the sale of the Shares to the investors, the Company must maintain a substantial majority of the proceeds from the offering as a cash reserve to fund the Shanghai Nine Dragons Project until such project has reached at least 80% of completion as determined by the Company and Nine Dragon (Shanghai) Co. Ltd.

According to the Purchase Agreement, if as reported in the Company's financial statements at the end of any fiscal quarter, the Company’s net assets (excluding normal depreciation) do not at least equal the value of the Company’s net assets (excluding normal depreciation) on June 30, 2009, less $2,500,000 (the "Net Assets Threshold"), KGE Group agreed to pay to the Company an amount equal to the difference between the Net Assets Threshold and the net assets (excluding normal depreciation) as reported for the period in question (the "Net Assets Loss") in cash within six months after the end of the period in which the Net Assets Loss occurred.  The provision expires on the earlier of (i) three years from the date of the Purchase Agreement or (ii) the investors no longer holder at least 50% of the Shares sold pursuant to the Purchase Agreement at the end of any fiscal quarter of the Company.

This current report is not an offer of securities for sale. Any securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act of 1933, as amended, or pursuant to an exemption from such registration.

Waiver of Conversion Price Adjustment on Convertible Bonds

On August 6, 2009, the Company and the holders of the Company’s outstanding Variable Rate Convertible Bonds due 2012 (the “2007 Bonds”), 12% Convertible Bonds due 2011 (the “2008 Bonds,” and collectively with the 2007 Bonds, the “Bonds”) and warrants to purchase 300,000 shares of common stock of the Company expiring 2013  (the “2008 Warrants”) entered into an Amendment and Waiver Agreement (the “Waiver”).  Pursuant to Waiver, the bondholders and warrantholder agreed to waive their right to a reduction in the conversion price of the Bonds and exercise price of the 2008 Warrants due to the Company’s proposed sale of the shares pursuant to the Purchase Agreement at a price per share less than the current conversion prices of the Bonds and exercise price of the 2008 Warrants.  The holders of the 2008 Bonds also agreed that no default shall occur under Condition 12(A)(xiv) of the trust deed governing the 2008 Bonds relating to the requirement that KGE Group own at least 45% of the Company’s common stock due to the sale of 5,000,000 shares of the Company by KGE Group.

Pursuant to the Waiver, the Company agreed to use a portion of the net proceeds of the sale of the Shares to the investors to pay (i) the interest payments of the Bonds that are outstanding and due for payment in accordance with the terms of the trust deeds governing the Bonds, and (ii) all amounts owed to ABN AMRO Band (China) Co. Ltd., Shenzhen Branch or any other ABN AMRO Bank N.V. affiliate in connection with the Bank Overdraft Facility and any outstanding interest on the facility as the date of payment (collectively, the “Agreed Bondholders Payments”).  Such payments must be made no later than the earlier of (i) seven business days after the sale of the Shares and (ii) three months from the date of the Waiver.  Remaining net proceeds shall be used to fund the operations of the Company. Until the Agreed Bondholders Payments of are made by the Company after the sale of the Shares, the Company agreed that it will not use proceeds from the proposed sale of shares to repay or prepay any debt prior to its currently scheduled due date without consent of the bondholders.

The descriptions of the Purchase Agreement and the Waiver set forth above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and the Waiver, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, Ye Ning resigned from the Company’s Board of Directors.   Ye Ning, who is also the Company’s Vice President, will retain all executive positions in the Company. Ye Ning’s resignation was related to ensuring the Company’s compliance with the NASDAQ Stock Market’s requirement for a majority of independent directors.   Ye Ning’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01

The Company issued press release dated August 7, 2009 disclosing the execution of the Purchase Agreement and the Waiver.  A copy of the press release dated August 7, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement dated as of August 6, 2009 by and between China Architectural Engineering, Inc., KGE Group Limited and certain investors.
10.2	Amendment and Waiver Agreement dated as of August 6, 2009, by and among China Architectural Engineering, Inc., KGE Group Limited, ABN AMRO Bank N.V., London Branch, and CITIC Allco Investments Ltd.
99.1	Press release dated August 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2009	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
	Name:	Luo Ken Yi
	Title:	Chief Executive Officer